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                                   EXHIBIT 21


The following is a list of the direct and indirect subsidiaries of the Company as of December 31, 2001. All of the subsidiaries are wholly owned, and are included in the Consolidated Financial Statements, which are a part of this report.

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
                                                    State of
Name of Company                                   Incorporation
----------------------------------------          ------------

Regent Broadcasting, Inc.                            Delaware
Regent Broadcasting of Albany, Inc.                  Delaware
Regent Broadcasting of Chico, Inc.                   Delaware
Regent Broadcasting of El Paso, Inc.                 Delaware
Regent Broadcasting of Erie, Inc.                    Delaware
Regent Broadcasting of Flagstaff, Inc.               Delaware
Regent Broadcasting of Flint, Inc.                   Delaware
Regent Broadcasting of Grand Rapids, Inc.            Delaware
Regent Broadcasting of Kingman, Inc.                 Delaware
Regent Broadcasting of Lafayette, Inc.               Delaware
Regent Broadcasting of Lake Tahoe, Inc.              Delaware
Regent Broadcasting of Lexington, Inc.               Delaware
Regent Broadcasting of Mansfield, Inc.               Delaware
Regent Broadcasting of Palmdale, Inc.                Delaware
Regent Broadcasting of Peoria, Inc.                  Delaware
Regent Broadcasting of Redding, Inc.                 Delaware
Regent Broadcasting of San Diego, Inc.               Delaware
Regent Broadcasting of South Carolina, Inc.          Delaware
Regent Broadcasting of St. Cloud, Inc.               Delaware
Regent Broadcasting of St. Cloud II, Inc.            Minnesota
Regent Broadcasting of Utica/Rome, Inc.              Delaware
Regent Broadcasting of Watertown, Inc.               Delaware
Regent Broadcasting Midwest, Inc.                    Delaware
Regent Broadcasting West Coast, Inc.                 California
Regent Licensee of Chico, Inc.                       Delaware
Regent Licensee of El Paso, Inc.                     Delaware
Regent Licensee of Erie, Inc.                        Delaware
Regent Licensee of Flagstaff, Inc.                   Delaware
Regent Licensee of Kingman, Inc.                     Delaware
Regent Licensee of Lake Tahoe, Inc.                  Delaware
Regent Licensee of Lexington, Inc.                   Delaware
Regent Licensee of Mansfield, Inc.                   Delaware
Regent Licensee of Palmdale, Inc.                    Delaware
Regent Licensee of Redding, Inc.                     Delaware
Regent Licensee of San Diego, Inc.                   Delaware
Regent Licensee of South Carolina, Inc.              Delaware
Regent Licensee of St. Cloud, Inc.                   Delaware
Regent Licensee of Utica/Rome, Inc.                  Delaware
Regent Licensee of Watertown, Inc.                   Delaware
RepCom, Inc.                                         Minnesota
Sartell FM, Inc.                                     Minnesota

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